UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 4, 2009

TRANSMONTAIGNE PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-32505 (Commission File Number)	34-2037221 (I.R.S. Employer Identification Number)

1670 Broadway, Suite 3100, Denver, CO 80202 (Address of principal executive offices)

Registrant’s telephone number, including area code: 303-626-8200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

On August 10, 2009, TransMontaigne Partners L.P. (the “Partnership”) announced its financial results for the three months ended June 30, 2009.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 2.02, including Exhibit 99.1, is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this current report shall not be incorporated by reference into any registration or other document pursuant to the Securities Act of 1933, as amended.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2009, Randall J. Larson notified the Partnership of his intention to resign as Chief Executive Officer of TransMontaigne GP L.L.C., the general partner (the “General Partner”) of the Partnership and as President, Chief Executive Officer and member of the board of directors of TransMontaigne Inc., and the other subsidiaries of the Partnership and TransMontaigne Inc., each to be effective August 5, 2009.  The General Partner is responsible for managing the operations and activities of the Partnership since the Partnership does not have its own officers or employees.

On August 10, 2009, the board of directors of the General Partner appointed Charles L. Dunlap to serve as Chief Executive Officer of the General Partner, effective August 10, 2009.  Mr. Dunlap was also appointed to serve as the President and Chief Executive Officer of TransMontaigne Inc., effective August 10, 2009.  As a result of this appointment, Mr. Dunlap ceased to qualify as an independent director of the board of directors of the General Partner and therefore has tendered his resignation from the board of directors of the General Partner, also effective August 10, 2009.  In his letter of resignation, Mr. Dunlap indicated that there were no disagreements between himself and the Partnership or the board of directors of the General Partner regarding the Partnership’s operations, policies or practices.

Before his earlier appointment to serve on the board of directors of the General Partner in July 2008, Mr. Dunlap, age 66, served as Chief Executive Officer and President of Pasadena Refining System, Inc., a privately held joint venture between Petrobras and Astra Holding Inc., based in Houston, Texas from January 2005 to December 2008.  From May 2000 to February 2004, Mr. Dunlap served as one of the founding partners of Strategic Advisors, LLC, a management consulting firm based in Baltimore, Maryland.  Prior to that time, Mr. Dunlap served in senior management and executive positions at various oil and gas companies.  Mr. Dunlap also serves as a member of the board of directors of Opti Canada, Inc., a public energy company based in Calgary, Canada, a position he has held since June 2006.  Mr. Dunlap is a graduate of Rockhurst University and holds a Juris Doctor degree from Saint Louis University Law School.

In connection with his appointment, on August 10, 2009, Mr. Dunlap was awarded 40,000 restricted phantom units under the TransMontaigne Services Inc. Long Term Incentive Plan. Each phantom unit represents the right, upon vesting, to receive one common unit of the issuer, or the cash value thereof as of the market close on the vesting date.  Phantom units vest at a rate of 25% per year on the anniversary date of the grant effective date.  The phantom units are subject to earlier vesting upon the involuntary termination of employment without cause, death or disability, resignation for good reason, or a change of control of TransMontaigne Inc.  There are no family relationships between Mr. Dunlap and any director or executive officer of the General Partner or the Partnership.

On August 10, 2009, the Partnership issued a press release announcing the foregoing actions.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description of Exhibit
99.1	TransMontaigne Partners L.P. Press Release dated August 10, 2009.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSMONTAIGNE PARTNERS L.P.

	By:	TransMontaigne GP L.L.C., its general partner

Date: August 10, 2009	By:	/s/ Frederick W. Boutin
Frederick W. Boutin Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit
99.1	TransMontaigne Partners L.P. Press Release dated August 10, 2009.